Exhibit 99.2

NUTRISYSTEM, INC. ANNOUNCES MANAGEMENT SUCCESSIONS

President and Chief Operating Officer George Jankovic Leaves due to Family Health Issues; Executive Vice President and Chief Marketing Officer Thomas Connerty Promoted to Executive Vice President of Program Development

Horsham, PA -- July 24, 2006--NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced the resignation of President and Chief Operating Officer George Jankovic and subsequent appointment of Thomas Connerty as Chief Marketing Officer and Executive Vice President of Program Development effective July 25, 2006. George Jankovic has served as the Company's President and Chief Operating Officer since December 2002 and will continue to support NutriSystem in an advisory role to facilitate a smooth management transition. Mr. Jankovic is also resigning as a Company Director. Chairman and Chief Executive Officer Michael J. Hagan will also assume the title of President.

George Jankovic, President and Chief Operating Officer, commented, "I'd like to thank everyone for their support during my time at NutriSystem. This was a very difficult decision for me to make, but at this time I need to prioritize my and my wife's families who reside overseas and who are currently going through serious health-related problems. Having been with NutriSystem for close to four years, I know first hand how great the NutriSystem family is, how far the NutriSystem brand has come, and how bright NutriSystem's future looks. I leave knowing that I will be missing out on some great achievements and milestones as NutriSystem's business continues to flourish and its successes continue to build. It has been a privilege to be a part of such a great professional and visionary team."

Chief Marketing Officer and Executive Vice President Thomas Connerty who has worked closely with George Jankovic, will be promoted to Executive Vice President of Program Development and will assume the product development and public relations roles. Connerty has been instrumental in successfully creating and implementing an innovative direct marketing program which has contributed to NutriSystem's rapid growth over the past two years. Connerty joined the Company in November 2004 from the Nautilus Group where he was Vice President of Direct Marketing and instrumental in building the Bowflex division into a leader in the home fitness market. Prior to Nautilus, he served as the Vice President of Broadcast for the Home Shopping Network where he managed advertising, programming and operations for two of the company's shopping channels that generated more than $1 billion in annual sales.

"I'd like to take this opportunity to personally thank my friend George for his contribution to NutriSystem and for being part of the management team that led to NutriSystem's emergence as a leading player in the weight loss market," Chairman and Chief Executive Officer Michael J. Hagan stated. "George has been an integral part of this team and while we will certainly miss George, we respect his decision and wish him and his family all the best. I am more than confident that the team we have in place is fully capable to continue to lead the charge in effectively growing our customer base and reaching the millions of dieters in today's market."

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's expectations regarding its ability to continue its growth while maintaining costs, statements about momentum in its business and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Brandi Piacente Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: brandi@thepiacentegroup.com